Exhibit 10.4

NON-NEGOTIABLE SECURED PROMISSORY NOTE

Principal Amount:	Henrico, Virginia
$4,500,000.00	November 5, 2026

FOR VALUE RECEIVED, the undersigned, FreeHold Brands, LLC, a Wyoming limited liability company (the “Maker”), having an address of 4100 E. Parham Rd, Ste D, Henrico, Virginia 23228, hereby promises to pay to Noteholder the principal amount of Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000.00) (the “Principal”), together with interest and other amounts payable in accordance with this Note. The Noteholder is EveryLife Inc., a Delaware corporation, and EveryLife Women, LLC, a Florida limited liability company (together, jointly and severally, “Noteholder”), c/o PSQ Holdings, Inc., 515 W Aspen Street, Suite 200C, Bozeman, Montana 59715. All payments under this Note shall be made by wire transfer to the account designated in writing by Noteholder on or before the date of this Note (the “Payment Account”), and any payment made to the Payment Account shall fully discharge Maker’s obligation with respect to such payment as to each Person comprising Noteholder. The Payment Account may be changed only by written notice signed by each Person comprising Noteholder (or following a Permitted Transfer, by the Permitted Transferee, alone) or as otherwise provided in Section 10 and delivered at least ten (10) Business Days before the applicable payment date. This Note is the Seller Note delivered under that certain Asset Purchase Agreement dated July 28, 2026, as amended by the First Amendment dated September 15, 2026, and the Second Amendment dated November 5, 2026 (as amended, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1.	Principal and Interest Payments and Late Fees. The outstanding and unpaid Principal balance of this Note, and any accrued and unpaid interest thereon (the “Interest”), shall be paid as follows:

(a)	No Interest shall accrue during the first three (3) months after the date of this Note (the “Interest-Free Period”). For the avoidance of doubt, if the Note is executed on any date in November 2026, the Interest-Free Period shall end on February 1, 2027, and interest shall begin to accrue as of that date as described herein. Beginning on the first day of the calendar month after the Interest-Free Period, the outstanding Principal shall bear simple interest at the Prime Rate, without any margin or spread. “Prime Rate” means the prime rate published in the “Money Rates” section of The Wall Street Journal, determined on the first day of the calendar month following the Interest-Free Period and adjusted on the first day of each calendar quarter thereafter. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

(b)	Maker shall make monthly installments of principal in the amount of $83,333.33 on the first day of each month, beginning December 1, 2026 and continuing through the Maturity Date, subject to the final payment of all remaining Principal and accrued Interest on the Maturity Date. Accrued Interest shall be payable monthly in arrears with each principal installment falling due after the Interest-Free Period.

(c)	The “Maturity Date” shall be the first anniversary of the date of this Note. On the Maturity Date, all remaining Principal, together with all accrued and unpaid Interest and other amounts then due under this Note, shall be immediately due and payable in full.

(d)	Provided that no Event of Default under this Note shall have occurred, Maker shall have two (2) successive options to extend the Maturity Date for an additional twelve (12) months each. Maker may exercise each option by written notice delivered to Noteholder at least fifteen (15) days before the then-current Maturity Date certifying that Maker, despite commercially reasonable efforts (which such notice shall describe with reasonable particularity), has not obtained bank financing sufficient to repay this Note, which certification shall be conclusive and binding on Noteholder. Upon each such exercise, the Maturity Date shall be extended accordingly, and all references in this Note to the Maturity Date shall mean the Maturity Date as so extended. During each extension period, the monthly principal installments of $83,333.33 and accrued Interest shall continue to be payable as provided herein, and all remaining Principal and accrued Interest shall be due on the Maturity Date as so extended.

(e)	Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. For purposes of this Note, “Business Day” means any day other than Saturday, Sunday, or a legal holiday or other day on which banks in Richmond, Virginia are authorized or required by law to close. No late fee or other late charge shall apply.

(f)	Payments shall be applied first to accrued and unpaid Interest and then to Principal, and no fees, costs, or expenses shall be applied before Interest.

2.	Prepayment. Maker may prepay this Note in whole or in part at any time and from time to time without premium or penalty. Any partial prepayment shall be applied first to accrued and unpaid Interest and then to Principal, and the Principal portion shall be applied, at Maker’s election specified in writing at the time of such prepayment, to the next scheduled monthly principal installments in direct order of maturity or to the remaining installments in inverse order of maturity. If Maker makes no election, the prepayment shall be applied to the next scheduled monthly principal installments in direct order of maturity.

3.	Security. This Note is secured by that certain Security Agreement of even date herewith by and between Maker and Noteholder (the “Security Agreement”). The Security Agreement covers only the Purchased Assets (as defined in the Purchase Agreement) and the proceeds thereof (collectively, the “Collateral”), and not all of Maker’s business assets. Maker authorizes filings and other actions only to create, perfect, protect, or enforce Noteholder’s security interest in the Collateral. Noteholder’s lien and payment rights are subordinate to the rights and liens of each Senior Lender. “Senior Lender” means (i) United Bank and its successors and assigns, as lender to MerryGoRound, Inc., a Virginia corporation and the sole member of Maker (“Parent”), under that certain Credit Agreement dated June 30, 2025, as amended, restated, supplemented, refinanced or replaced from time to time, and (ii) any other bank or institutional lender providing financing to Maker or Parent, in each case including with respect to any guaranty by Maker of, or any lien granted by Maker to secure, such financing. Maker may, without the consent of Noteholder, (A) guarantee any obligations owed to any Senior Lender, (B) grant liens on any or all of its assets, including the Collateral, to any Senior Lender, and (C) permit Parent to pledge its equity interests in Maker to any Senior Lender, and none of the foregoing, nor any exercise of rights or remedies by any Senior Lender, shall constitute a breach of this Note or the Security Agreement or an Event of Default. The liens of each Senior Lender on the Collateral shall be senior to Noteholder’s lien, regardless of the time, order or method of attachment or perfection of any such lien, the time or order of filing of any financing statement, or the date on which any such lien is granted. Noteholder shall execute and deliver, within ten (10) Business Days after request, a subordination or intercreditor agreement in the form reasonably requested by the applicable Senior Lender. Recourse for this Note is solely against Maker and the Collateral. No member, manager, officer, affiliate, or other person has any liability, and no personal guaranty is given or required.

4.	Setoff. Maker may set off against any amount payable under this Note (a) any amount owed to Maker or any Buyer Indemnified Person under Article 7 of the Purchase Agreement or otherwise under the Purchase Agreement that has been agreed by Seller, has not been disputed by Seller in accordance with Section 7.3 of the Purchase Agreement, or has been finally determined by a final, non-appealable Order, (b) the amount of any claim set forth in a Notice of Claim delivered in good faith, pending final resolution of such claim, and (c) any amount that Maker is entitled to set off under Section 5(f) of the Transition Services Agreement; provided that, with respect to any withholding under clause (b): (i) each Notice of Claim on which any withholding under this clause (b) is based shall be delivered to Noteholder concurrently with its delivery to Seller and shall specify in reasonable detail the facts constituting the basis for such claim, the provisions of the Purchase Agreement under which such claim is asserted, and the amount of such claim (or, if such amount is not then known, Maker’s good-faith estimate thereof); (ii) any withholding under this clause (b) shall be subject to the limitations set forth in Article 7 of the Purchase Agreement; and (iii) Maker shall pay to Noteholder any amount so withheld that is finally determined not to be owed, together with interest at the rate then applicable under this Note, within ten (10) Business Days after such final determination, in each case upon written notice to Noteholder. Any amount set off under clause (a) or clause (c) shall be treated as a payment under this Note to the extent of the amount set off as of the date set off. Any amount withheld under clause (b) shall not be treated as a payment under this Note unless and until finally determined to be owed, at which time it shall be treated as set off as of the date withheld. No setoff or withholding made in compliance with this Section 4 shall constitute a default or an Event of Default, and any setoff or withholding not made in compliance with this Section 4 shall constitute a failure to make a payment when due for purposes of Section 5(a). Any amount set off shall be applied to Principal, at Maker’s election specified in such notice, to the next scheduled monthly principal installments in direct order of maturity or to the remaining installments in inverse order of maturity. The rights of Maker under this Section 4 are in addition to, and shall be construed consistently with, Section 7.10 of the Purchase Agreement and Section 5(f) of the Transition Services Agreement, and shall be binding upon any holder, successor or assignee of this Note.

5.	Events of Default. Each of the following shall constitute an “Event of Default” hereunder, subject to the applicable notice and cure periods below:

(a)	Maker fails to make any payment under this Note when due and such failure continues for ten (10) days after written notice from Noteholder to Maker of such failure;

(b)	Maker institutes a voluntary case, proceeding or other action seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for Maker or for all or any substantial part of Maker’s assets;

(c)	An involuntary case, proceeding, or other action is commenced seeking the liquidation or reorganization of Maker under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within ninety (90) days after its filing;

(d)	Maker makes a general assignment for the benefit of its creditors;

(e)	Maker breaches or defaults under any representation, warranty, covenant, or agreement contained in this Note or the Security Agreement, and such breach or default continues for thirty (30) days after written notice thereof from Noteholder to Maker; provided, however, that if such breach or default is not reasonably capable of being cured within such thirty (30) day period, Maker shall have an additional period not to exceed thirty (30) days after receipt of such notice to cure such breach or default, so long as Maker promptly commences and diligently pursues such cure;

(f)	Maker dissolves, liquidates, or winds up, or commences any proceeding or files any document to do so, or ceases to conduct the Business for more than ten (10) consecutive Business Days;

(g)	Any certification, representation, warranty, or statement made or delivered by Maker in or pursuant to this Note, the Security Agreement, or any other document delivered by Maker to Noteholder in connection herewith or therewith is false or misleading in any material respect when made or delivered; and

(h)	This Note or the Security Agreement ceases to be in full force and effect, or the Security Agreement ceases to create a valid and perfected security interest in the Collateral with the priority contemplated by Section 3, in each case other than as a result of payment in full, any act or omission of Noteholder, or the grant of any lien to, or any exercise of rights or remedies by, any Senior Lender as permitted by Section 3.

6.	Acceleration. Upon the occurrence and during the continuance of an Event of Default, and only after expiration of the applicable notice and cure period, Noteholder may elect, by written notice to Maker, to declare the entire unpaid Principal and accrued Interest immediately due and payable. No acceleration shall be effective before delivery of that written notice, except that all amounts shall become immediately due and payable automatically upon the commencement of a voluntary bankruptcy case by Maker or the entry of an order for relief in an involuntary bankruptcy case.

7.	Remedies. Upon the occurrence and during the continuance of an Event of Default, after expiration of the applicable notice and cure period and upon written notice to Maker, Noteholder may avail itself of the legal or equitable rights and remedies available under this Note, the Security Agreement, and applicable law, all of which shall be cumulative. Interest shall accrue only on overdue amounts, from the date specified in the notice after expiration of the applicable cure period, at a default rate equal to the Prime Rate plus two percent (2.00%) (the “Default Rate”), and the Default Rate shall cease upon cure of the applicable default.

8.	Enforcement Costs. Each party shall bear its own costs and expenses in connection with this Note, except that the prevailing party in a final adjudication of an action to enforce this Note or the Security Agreement shall be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing party.

9.	No Waiver. Neither any course of dealing by either party, nor any failure or delay by either party to exercise any rights, powers, or privileges hereunder, shall operate as a waiver of any such rights or remedies unless the waiver is in writing and signed by the party granting it, and then only to the extent specifically set forth in that writing. A waiver as to one event shall not be construed as a continuing waiver as to any subsequent event, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof.

10.	Assignment. This Note is non-negotiable. Noteholder may not sell, assign, pledge, hypothecate, participate, or otherwise transfer this Note or any payment right under it, whether voluntarily, by merger, consolidation, dissolution, liquidation or distribution, by change of control, or by operation of law, without Maker’s prior written consent, which may be withheld in Maker’s sole discretion. Any purported transfer without that consent shall be void and ineffective. Without limiting the foregoing, if Noteholder proposes or becomes obligated to make any such transfer, Noteholder shall first give Maker written notice describing the proposed transfer, the proposed transferee and the price and other terms, and Maker shall have the right, exercisable by written notice within fifteen (15) Business Days after receipt of such notice, to purchase this Note on the same terms (or, if the transfer is not for cash, for a cash price equal to the fair value of the consideration offered). If Maker does not exercise such right, any transfer shall remain subject to Maker’s prior written consent as provided above. Maker may assign this Note and its obligations without Noteholder’s consent to a successor to the Business or to a Senior Lender as a collateral assignment. Notwithstanding the foregoing, Noteholder may transfer this Note in whole, together with Noteholder’s rights under the Security Agreement, without Maker’s consent and free of Maker’s purchase right under this Section 10, to PSQ Holdings, Inc., a Delaware corporation, Credova Holdings, Inc., Credova Financial, LLC, Credova SPV I, LLC, Credova SPV IV, LLC, Credova Technology, LLC, PSQ Payments, LLC, PSQImpact, LLC, PublicSq. Inc., PSQAdvisors, LLC, PSQ Servicing, LLC, PSQ Fintech Holdings, LLC, PSQ MTL, LLC, and PSQ Link, LLC (each, a “Permitted Transferee”), provided that (a) Noteholder delivers to Maker written notice of such transfer at least ten (10) days before the transfer, identifying the Permitted Transferee and designating its payment account; (b) the Permitted Transferee is PSQ Holdings, Inc. or is, and at all times while it holds this Note remains, wholly owned, directly or indirectly, by PSQ Holdings, Inc.; (c) the Permitted Transferee agrees in a writing delivered to Maker to be bound by this Note (including Section 4), the Security Agreement and any subordination or intercreditor agreement delivered under Section 3; (d) the Permitted Transferee shall not pledge or make any collateral assignment of this Note; and (e) at the time of transfer, neither Noteholder nor the Permitted Transferee is the subject of any proceeding under bankruptcy law. Upon a transfer in compliance with this paragraph, (i) the Permitted Transferee shall be “Noteholder” for all purposes of this Note and the Security Agreement, and (ii) the account so designated shall be the Payment Account, which the Permitted Transferee alone may thereafter change in accordance with the introductory paragraph of this Note. Any other transfer remains subject to Maker’s prior written consent and purchase right as provided above.

11.	Successors and Assigns. This Note shall be binding upon and inure to the benefit of Maker and Noteholder and their respective successors and permitted assigns, subject to the transfer restrictions in Section 10. No person other than Noteholder, a Permitted Transferee, or a transferee approved in accordance with Section 10 may enforce or receive payment under this Note.

12.	Governing Law; Choice of Forum. This Note and the Security Agreement, and all claims or causes of action arising out of or relating to this Note or the Security Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict-of-law principles. Each party irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and the United States District Court for the District of Delaware, and, if federal subject matter jurisdiction is unavailable, the Delaware Court of Chancery, and waives any objection to venue or inconvenient forum.

13.	Notice. All notices, requests, demands, and other communications required or permitted under this Note shall be in writing and shall be deemed duly given when sent by electronic transmission with confirmation of receipt, when delivered by courier, or five (5) Business Days after being deposited in the United States mail, certified or registered with receipt requested and postage prepaid, in each case addressed as follows (with copies to counsel, which copies shall not constitute notice):

If to Maker:

FreeHold Brands, LLC

4100 E. Parham Rd, Ste D

Henrico, Virginia 23228

Attention: Evans Richards

Email: [***]

With a copy to:

Sands Anderson PC

919 East Main Street, Suite 2300

Richmond, Virginia 23218-1998

Attention: Ashley Burgess

Email: [***]

If to Noteholder:

EveryLife Inc. and EveryLife Women, LLC

c/o PSQ Holdings, Inc.

515 W Aspen Street, Suite 200C

Bozeman, Montana 59715

Attention: Chief Executive Officer

Email: [***]

With a copy to:

Faegre Drinker Biddle & Reath LLP

1144 15th Street, Suite 3400

Denver, Colorado 80202

Attention: Jeffrey A. Sherman

Email: [***]

Any party may change its address or email address for purposes of this Section by written notice to the other party in accordance with this Section.

14.	Severability. In the event that one or more of the provisions contained herein shall be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions of this Note shall not be in any way impaired and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

15.	Entire Agreement; Modification. This Note, the Purchase Agreement, and the Related Agreements embody the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede prior agreements and understandings relating to that subject matter. This Note is expressly subject to the Purchase Agreement, and, in the event of any conflict or inconsistency between this Note and the Purchase Agreement, the Purchase Agreement shall govern and control. No change or modification of this Note shall be valid unless set forth in a writing signed by Maker and Noteholder. Nothing in this Note shall modify, expand, or limit any right, obligation, representation, warranty, covenant, indemnity, or remedy under the Purchase Agreement or any Related Agreement.

16.	Limitations of Applicable Law. In the event the operation of any provision of this Note results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, the rate of interest under this Note shall be modified to comply with such laws.

17.	Debtor-Creditor Relationship. Noteholder shall in no event be construed for any purpose to be a partner, joint venturer, or associate of Maker as a result of the terms of this Note, it being the sole intention of the parties to establish a relationship of debtor and creditor hereunder.

18.	Cancellation; Release of Lien. Upon payment or other satisfaction (including by setoff in accordance with Section 4, it being understood that any amount withheld under clause (b) of Section 4 shall constitute satisfaction only when finally determined to be owed) of all amounts owed under this Note, this Note shall be deemed paid in full and cancelled, Noteholder shall promptly mark this Note “paid” and return it to Maker, and Noteholder shall, within five (5) Business Days, terminate its security interest in the Collateral and file, or authorize Maker to file, UCC termination statements and any other release documents reasonably requested by Maker.

[signature page follows]

IN WITNESS WHEREOF, the Maker has executed this Note as of the date first written above.

MAKER:

FREEHOLD BRANDS, LLC
a Wyoming limited liability company

By:	/s/ Evans Richards
Name: Evans Richards
Title: Manager